Exhibit 21
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                FARAH INCORPORATED AND SUBSIDIARIES

                                             JURISDICTION OF        PERCENT
NAME                                          INCORPORATION          OWNED
PARENT:
   Farah Incorporated
SUBSIDIARIES OF FARAH INCORPORATED:
   Farah U.S.A., Inc.                            Texas                100%
   Farah International, Inc.                     Texas                100%
   Value Slacks, Inc.                            Texas                100%
   Farah (Far East) Limited                      Hong Kong            100%
   Farah Clothing Company, Inc.                  Delaware             100%
SUBSIDIARIES OF FARAH U.S.A., INC.:
   Farah Manufacturing Company, Inc.             Texas                100%
   Farah Manufacturing Company of
         New Mexico, Inc.                        New Mexico           100%
   FTX, Inc.                                     Texas                100%
   Dimmit Industries, S.A. de C.V.               Mexico               100%
   Touche Industrial, S.A. de C.V.               Mexico               100%
SUBSIDIARIES OF FARAH INTERNATIONAL, INC.:
   Farah Manufacturing (U.K.) Limited            England              100%
   Farah (Australia) Pty. Limited                Australia            100%
   Farah Limited (Ireland)                       Ireland              100%
   Farah (New Zealand) Limited                   New Zealand          100%
SUBSIDIARIES OF VALUE SLACKS, INC.:
   Value Clothing Company, Inc.                  Texas                100%
   Value Slacks, S.A. de C.V.                    Mexico               100%
   Servicios Magnificos, S.A. de C.V.            Mexico               100%
SUBSIDIARIES OF FARAH (FAR EAST) LIMITED:
   Corporacion Farah - Costa Rica, S.A.          Costa Rica           100%
   Farah (Fiji) Limited                          Fiji                  50%
   Farah (Exports) Ireland                       Ireland              100%
   South Pacific Investments Limited             Fiji                  50%
SUBSIDIARY OF FARAH LIMITED (IRELAND):
   Farah Manufacturing Company
       (Ireland) Limited                         Ireland              100%
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